CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES B PREFERRED STOCK, $0.001 PAR VALUE

OF

NIGHTHAWK SYSTEMS, INC.

The undersigned, H. Douglas Saathoff, Chief Executive Officer of Nighthawk Systems, Inc., (the “Corporation”), a corporation organized and existing under the laws of the State of Nevada, does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Corporation's Articles of Incorporation to issue shares of preferred stock in series by distinct designation by the Board, and pursuant to the provisions of the Nevada Revised Statutes (“NRS”), the Board on October 9th, 2007 adopted the following resolution creating a series of One Million (1,000,000) shares of preferred stock designated as Series B Preferred Stock:

RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of the Corporation's Articles of Incorporation and the NRS, a series of Preferred Stock, $0.001 par value per share, of the Corporation be and it hereby is created, and that the designation and number of shares and relative rights and preferences thereof are as set forth below:

Terms of the Series B Preferred Stock,

$0.001 par value, of

Nighthawk Systems, Inc.

Series B Preferred Stock

(1)

Designation and Amount. There is hereby created a series of Preferred Shares that shall be designated as “Series B Preferred Stock,” par value $0.001 per share (the “Series B Preferred Stock”), and the number of shares constituting such series shall be One Million (1,000,000). Such number of shares may be increased or decreased by resolution of the Board; provided that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation into Series B Preferred Stock.

(2)

Liquidation Preference. In the event of (a) a sale, financing or refinancing of all or substantially all of the assets of the Corporation, or (b) the liquidation of the Corporation, the holders of the Series B Preferred Stock, on a pro rata basis, shall (prior to any distribution on behalf of the holders of the Common Stock, $0.001 par value per share, of the Corporation (the “Common Stock”)) be entitled to a preferential distribution up to the amount of their unreturned capital contribution from the proceeds of such sale, financing, refinancing or liquidation net of expenses of the transaction, debt obligations of the Corporation, designated use of proceeds for the financing or refinancing, and any reserves deemed appropriate by the Board in its sole discretion (a “Preferred Distribution”).  Thereafter, all such distributions from such transaction shall be allocated pro rata to the holders of the Series B Preferred Stock and the holder of the Common Stock according to their number of shares.  Except as may otherwise be provided by law or the Articles of Incorporation of the Corporation, any operating or other distributions shall be pro rata on a per share basis among all holders of Common Stock and the holders of Preferred Stock.

(3)

Anti-Dilution Protection. The Corporation intends to sell Series B Preferred Stock and/or Common Stock to Dutchess Private Equities Fund, Ltd. (“Dutchess”) through a private placement offering (the “Dutchess Offering”).  In the event the Corporation sells Series B Preferred Stock to a person or entity other than Dutchess (“Additional Stock”) at a per share value below the value paid by Dutchess in the Dutchess Offering, the Corporation will issue additional Series B Preferred Stock to Dutchess so the number of shares of Series B Preferred Stock owned by Dutchess shall be equivalent to the number of shares of Additional Stock purchased by such other person or entity with an investment identical in amount to such person or entity.  In the event a person or entity obtains warrants or other securities convertible into Series B Preferred Stock, such warrants or other securities shall be considered in determining the per share value of the Additional Stock for the purposes of this provision.

(4)

Voting Rights.  The Series B Preferred Stock shall have a series vote: (i) with regard to any items that any Series of Preferred Stock, either individually or jointly, has a series vote; (ii) as provided under “Protective Provisions” below; or (iii) as required by law.  Such series vote will require the approval of holders of fifty-one percent (51%) of the outstanding shares of Series B Preferred Stock.

(5)

Protective Provisions.  The Corporation hereby covenants that so long as any of the Series B Preferred Stock is outstanding, neither it nor any of its subsidiaries will, without the prior written approval of holders of at least fifty-one percent (51%) of the outstanding shares of Series B Preferred Stock, do or commit to do any of the actions described on Exhibit A attached hereto (either directly or by amendment, merger, consolidation, or otherwise).

(6)

Cumulative Dividend.  To each holder of Series B Preferred Stock, the Corporation shall pay an annual dividend equal to Twelve Percent (12%) of the per share price of each share of Series B Preferred Stock held by such holder (the “Dividend”).  One-quarter of the annual Dividend shall be paid within fifteen (15) days after the end of each of the Corporation’s fiscal quarters.  Declaration and payment of the Dividend shall be in accordance with the NRS.  The Dividend shall be paid in cash or shares of Series B Preferred Stock, at the sole option of the holder thereof.  In the event that the Corporation is unable to pay the full amount of the Dividend in any quarter as set forth in this provision and the holder of the Series B Preferred Stock has elected to receive such Dividend in cash, the unpaid amount of such cash Dividend, together with interest at the rate of Eight Percent (8%) per annum, shall be added to the following fiscal quarter’s Dividend.

(7)

Conversion.

(a)

Mechanics of Conversion.  Each share of Series B Preferred Stock shall be convertible, at the sole option of the holder thereof, into share(s) of the Corporation’s Common Stock (such shares of Common Stock hereinafter being referred to as “Conversion Shares”) by the holder thereof sending to the Corporation a Conversion Notice (as defined below) for such shares.  The term “Conversion Notice” shall mean a written notice signed and dated (“Conversion Date”) by the holder of the Series B Preferred Stock wherein the holder has set forth the number of shares of Series B Preferred Stock that it intends to convert pursuant to the terms of this Certificate of Designation and computation of the number of Conversion Shares that the holder believes it is entitled to receive as a result of the application of the Conversion Formula (as defined below) to such conversion.  The term “Conversion Formula” shall mean that number of Conversion Shares to be received by the holder of Series B Preferred Stock in exchange for each share of Series B Preferred Stock that such holder intends to covert pursuant to this provision, where such number of Conversion Shares shall be equal to the greater of (i) Thirteen Dollars ($13.00) worth of Common Stock based on the lowest closing bid price of the Corporation’s Common Stock during the Twenty (20) trading day period immediately preceding the date of the Conversion Notice, or (ii) one hundred (100) shares of Common Stock.

(b)

Limitation.  Notwithstanding anything to the contrary in paragraph 7(a) above, in no event shall the holder of Series B Preferred Stock be entitled to convert that amount of Series B Preferred Stock into Conversion Shares, and in no event shall the Corporation permit the holder of Series B Preferred Stock to convert that amount of Series B Preferred Stock into Conversion Shares, which, when such Conversion Shares are added to the total number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as such Conversion Shares are amended (the “Exchange Act”)) by such holder on the Conversion Date, would exceed 4.99% of the total number of shares of Common Stock issued and outstanding on the Conversion Date, as determined in accordance with Rule 13d-1(j) of the Exchange Act.  Notwithstanding the immediately preceding sentence, nothing in this paragraph shall be interpreted to reduce the amount of Dividends due and payable to such holder or otherwise affect any right of such holder under this Certificate of Designation.

(8)

Call Right.  The Corporation shall have the right, at its sole option, to request the holder of Series B Preferred Stock sell a specified number of its shares of Series B Preferred Stock back to the Corporation in exchange for payment by the Corporation of the Call Consideration (as defined below) in accordance with the terms of this provision.  In order to exercise such right, the Corporation shall remit to the holder of Series B Preferred Stock a Call Notice (as defined below) and the Call Consideration for such shares.  The term “Call Notice” shall mean a written notice signed and dated by the Corporation to each holder of the Series B Preferred Stock wherein the Corporation has set forth the number of shares of Series B Preferred Stock that it intends to purchase pursuant to the terms of this Certificate of Designation and computation of the Call Consideration.  The term “Call Consideration” shall mean the number of shares of Series B Preferred that the Corporation thereof intends to purchase pursuant to this provision multiplied by the Call Price (as defined below).  The term “Call Price” shall mean Thirteen Dollars ($13.00) per share of Series B Preferred Stock.  Each holder of Series B Preferred Stock may, in its sole discretion, determine whether to accept or decline the Call Notice.  If holders of Series B Preferred Stock determine, in their sole discretion, to accept the Call Notice with respect to an aggregate number of shares of Series B Preferred Stock in excess of the amount set forth in the Call Notice, each electing holder shall be able to participate based upon the percentage of Series B Preferred Stock they agreed to sell of the total amount of holders of Series B Preferred Stock agreed to sell.

(9)

Registration Rights.

(a)

Piggyback Registration Rights.  The Corporation shall notify all holders of Series B Preferred Stock in writing at least thirty (30) days prior to filing any registration statement under the Securities Act of 1933, as amended, for purposes of effecting a public offering of securities of the Corporation (including, but not limited to, registration statements relating to secondary offerings of securities of the Corporation) and will afford each such holder a reasonable opportunity to include in such registration statement all or any part of the Conversion Shares then held by such holder.  Each holder of Series B Preferred Stock desiring to include in any such registration statement all or any part of its Conversion Shares then held by such holder shall, within twenty (20) days after receipt of the above-described notice from the Corporation, so notify the Corporation in writing, and in such notice shall inform the Corporation of the number of Conversion Shares such holder desires to include in such registration statement.  If a holder of Series B Preferred Stock decides not to include all of its Conversion Shares in any registration statement thereafter filed by the Corporation, such holder shall nevertheless continue to have the right to include any Conversion Shares in any subsequent registration statement or registration statements as may be filed by the Corporation with respect to offerings of its securities, all upon the terms and conditions set forth in this paragraph.  The Corporation alone shall bear all costs and expenses incurred by the Corporation in connection with the preparation and filing of any registration statements pursuant to this paragraph.

(b)

Demand Registration Rights.  After the first anniversary of the initial closing of the Dutchess Offering, if the Corporation shall receive a written request from the holders of at least fifty-one percent (51%) of the issued and outstanding shares of Series B Preferred Stock then outstanding that the Corporation file a registration statement under the Securities Act of 1933, as amended, covering the registration of all or any part of the Conversion Shares then held by such holders, then the Corporation shall, within ten (10) business days of the receipt of such written request, (i) give written notice of such request (“Request Notice”) to all holders of Series B Preferred Stock and will afford each such holder a reasonable opportunity to include in such registration statement all or any part of the Conversion Shares then held by such holder, and (ii) effect, as soon as practicable thereafter, the registration under the Securities Act of 1933, as amended, of the Conversion Shares to be so registered.  Each holder of Series B Preferred Stock desiring to include in any such registration statement all or any part of its Conversion Shares then held by such holder shall, within twenty (20) days after receipt of the above-described notice from the Corporation, so notify the Corporation in writing, and in such notice shall inform the Corporation of the number of Conversion Shares such holder desires to include in such registration statement.  If a holder of Series B Preferred Stock decides not to include all of its Conversion Shares in any registration statement thereafter filed by the Corporation, such holder shall nevertheless continue to have the right to include any Conversion Shares in any subsequent registration statement or registration statements as may be filed by the Corporation with respect to offerings of its securities, all upon the terms and conditions set forth in this paragraph.  The Corporation alone shall bear all costs and expenses incurred by the Corporation in connection with the preparation and filing of any registration statements pursuant to this paragraph.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 9th day of October, 2007.

____________________________

H. Douglas Saathoff,

Chief Executive Officer

EXHIBIT A

Protective Provisions

(i)

sell all or any portion of the Corporation or any subsidiary, whether by sale of equity interests, merger (other than a merger in which the Corporation is the surviving entity and no change of control occurs as a result of such merger), reorganization, consolidation, refinancing or recapitalization that results in a change in controlling equity ownership of the Corporation or any subsidiary or sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation or such subsidiary;

(ii)

incur any indebtedness for borrowed money or grant, create or permit the imposition of any lien, charge, security interest or other encumbrance upon any of the assets or properties of the Corporation or any subsidiary or guaranty or provide surety for the obligations of any third-party, other than (a) ordinary course trade payables, (b) financings of budgeted capital expenditures reflected in annual budgets approved by the Board, and (c) not more than five thousand dollars ($5,000) of traditional working capital financing from commercial lenders based on a borrowing base and secured only by the Corporation’s accounts receivable;

(iii)

amend or modify (a) the Articles of Incorporation, Bylaws or similar governing instrument(s) of the Corporation or any of its subsidiaries, or (b) documentation relating to indebtedness for borrowed money of the Corporation or any subsidiary, other than indebtedness permitted under clause (ii) above;

(iv)

enter into any transaction between or among the Corporation and/or any subsidiary, on the one hand, and any of their respective equity owners, directors, officers, employees or affiliates, on the other hand; provided, however, that nothing in this clause (iv) shall be deemed to prohibit (a) normal and customary employment and benefit programs on terms approved by the Board (including at least a majority of the directors designated by the holders of the Series B Preferred), or (b) transactions between the Corporation and its wholly-owned subsidiaries (or between such subsidiaries) and transactions that are on terms no less favorable to the Corporation and/or its subsidiaries than those the Corporation and/or its subsidiaries could otherwise receive in an arms length transaction from an unaffiliated third-party;

(v)

make any payment on account of, or set aside any assets for a sinking or other analogous fund for, the purchase redemption, defeasance, retirement or other acquisition of any equity interest of the Corporation or any subsidiary, except other redemptions from officers, directors, employees or consultants to the Corporation upon termination of their employment or association with the Corporation pursuant to agreements between such persons and the Corporation approved by the Board;

(vi)

voluntarily liquidate, wind-up, dissolve or commence any bankruptcy, insolvency, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or make a general assignment for the benefit of creditors with respect to the Corporation or any of its subsidiaries;

(vii)

commence or settle any material litigation or similar action to which the Corporation or any subsidiary is a party or could otherwise be bound;

(viii)

make any investment in one or more persons or entities in excess of five thousand dollars ($5,000) individually;

(ix)

change the line of business of the Corporation or any subsidiary;

(x)

increase the size of the Board beyond four (4) directors;

(xi)

change the independent auditors of the Corporation;

(xii)

authorize, issue or agree to issue any equity securities (including convertible and exchangeable securities) of the Corporation or any subsidiary;

(xiii)

pay or make any dividends or distributions to its equity holders, other than distributions by subsidiaries of the Corporation to the Corporation and/or distributions in respect of the Series B Preferred Stock; or

(xiv)

adopt any equity based or phantom incentive plan or program for the Corporation or any subsidiary.